                                                                     Exhibit 3.1

                            CERTIFICATE OF CORRECTION

                                       OF

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                           ART TECHNOLOGY GROUP, INC.

                           Pursuant to Section 103(f)
                         of the General Corporation Law
                            of the State of Delaware



         Art Technology Group, Inc. (the "Corporation"), a corporation existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that (a) on August 18, 1998, the Corporation caused to be filed with the Secretary of State of the State of Delaware an Amended and Restated Certificate of Incorporation, the first paragraph of Part F of Article FOURTH of which incorrectly stated the number of shares of Preferred Stock designated as Series D Senior Participating Convertible Redeemable Preferred Stock pursuant to the corporate action therein referred to, and (b) the corrected form of the first paragraph of Part F of Article FOURTH thereof is as follows:

         Two Million Three Hundred Forty-Three Thousand Seven Hundred Fifty (2,343,750) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series D Senior Participating Convertible Redeemable Preferred Stock" (the "Series D Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.



         EXECUTED at Boston, Massachusetts, on September 9, 1998




                                                         /s/  Jeet Singh
                                                      --------------------------
                                                      Jeet Singh
                                                      President

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           ART TECHNOLOGY GROUP, INC.
                        Pursuant to Sections 242 and 245
                         of the General Corporation Law
                            of the State of Delaware

         Art Technology Group, Inc. (the "Corporation"), a corporation originally incorporated by the filing of a Certificate of Incorporation with the Secretary of State of the State of Delaware on October 22, 1997, and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies that (a) at a meeting of the Board of Directors of the Corporation, the Board of Directors duly adopted a resolution pursuant to Sections 242 and 245 of the General Corporation Law proposing an amendment to and restatement of the Certificate of Incorporation of the Corporation and declaring said amendment and restatement to be advisable;
(b) the stockholders of the Corporation duly approved said proposed amendment and restatement by written consent in accordance with Sections 228 and 242 of the General Corporation Law, and written notice of such consent is being promptly given to all stockholders who have not consented in writing to said amendment and restatement; and (c) the Amended and Restated Certificate of Incorporation of the Corporation is as follows:

         FIRST. The name of the Corporation is:  Art Technology Group, Inc.

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number and classes of shares of capital stock that the Corporation shall have authority to issue is as follows: (i) 25,000,000 shares of Common Stock, par value $.01 per share ("Common Stock") and (ii) 10,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock").

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



         The following is a statement of the designation and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

         3. DIVIDENDS. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.       PREFERRED STOCK

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided herein or by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred

Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Amended and Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Amended and Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.       SERIES A CONVERTIBLE PREFERRED STOCK

         One Million Three Hundred Thousand (1,300,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

         1.       DIVIDENDS

                  (a) The holders of shares of Series A Preferred Stock shall be entitled to receive dividends of $0.01925 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation. The right to receive dividends on Series A Preferred Stock shall be non-cumulative, and no right to dividends shall accrue by reason of the fact that no dividend has been declared on the Series A Preferred Stock in any prior year.

                  (b) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series A Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 1.

                  (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

         2. LIQUIDATION, DISSOLUTION OR WINDING UP; CERTAIN MERGERS, CONSOLIDATIONS AND ASSET SALES

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the

Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to in this Part C as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $0.385 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock, after the payment in full of all amounts to which the holders of Senior Preferred Stock are entitled, the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock and Series D Preferred Stock then outstanding (assuming conversion of all Series D Preferred Stock into Common Stock as of the date of such liquidation, dissolution or winding up of the Corporation) shall be entitled to receive PRO RATA the remaining assets and funds of the Corporation available for distribution to its stockholders.

                  (c) A consolidation or merger of the Corporation with or into another corporation or entity, or a sale of all or substantially all of the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

         3.       VOTING

                  (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) below or by the provisions establishing any other series of Preferred Stock, holders of Series A Preferred Stock shall vote together with the holders of Common Stock and all other series of Preferred Stock as a single class.

                  (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock, and the authorization of any shares of capital stock on a parity with Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series A Preferred Stock.

         4. OPTIONAL CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.385 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $0.385. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

         In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

                  (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                  (c)      MECHANICS OF CONVERSION

                           (i) In order for a holder of Series A Preferred Stock
to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (ii) The Corporation shall at all times when the
Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                           (iii) Upon any such conversion, no adjustment to the
Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                           (iv) All shares of Series A Preferred Stock which
shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

                           (v) The Corporation shall pay any and all issue and
other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (d) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall, at any time or from time to time after the date on which a share of Series D Preferred Stock was first issued (the "Original Issue Date"), effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (e) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series A Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series A Preferred Stock then in effect by a fraction:

                  (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                  (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series A Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series A Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

                  (f) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series A Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series A Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

                  (g) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

                  (h) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series A Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the

Board of Directors) shall be made in the application of the provisions in this
Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                  (i) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                  (j) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

                  (k)      NOTICE OF RECORD DATE. In the event:

                           (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                           (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                           (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                           (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                  (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                  (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         5.       MANDATORY CONVERSION

                  (a) Upon the closing of the sale of shares of Common Stock, at a price of at least $0.385 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $7,500,000 of gross proceeds to the Corporation (the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, and all provisions included under the caption "Series A Convertible Preferred Stock", and all references to the Series A Preferred Stock, shall be deleted and shall be of no further force or effect.

                  (b) All holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A

Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

                  (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

D.       SERIES B CONVERTIBLE PREFERRED STOCK

         Eight Hundred Fifty-One Thousand Sixty-Four (851,064) shares of the authorized and unissued Preferred Stock of the Corporation be and hereby are hereby designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), having the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

         1.       DIVIDENDS

                  (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends of $0.3525 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of Series B Preferred Stock, whether or not declared.

                  (b) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock, or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock, until the holders of the Series B Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this
Section 1.

                  (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

         2. LIQUIDATION, DISSOLUTION OR WINDING UP; CERTAIN MERGERS, CONSOLIDATIONS AND ASSET SALES

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock (collectively referred to in this Part D as the "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or Series A Preferred Stock, or any other class or series of stock ranking on liquidation junior to the Series B Preferred Stock, by reason of their ownership thereof, an amount equal to the greater of (i) $7.05 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any accrued but unpaid dividends thereon, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock, after the payment in full of all amounts to which the holders of Senior Preferred Stock are entitled, the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock, Series C Preferred Stock and any other class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

                  (b) After the payment of all preferential amounts required to be paid to the holders of Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock and Series D Preferred Stock then outstanding (assuming conversion of all Series D Preferred Stock into Common Stock as of the date of such liquidation, dissolution or winding up of the Corporation) shall be entitled to receive PRO RATA the remaining assets and funds of the Corporation available for distribution to its stockholders.

         3.       VOTING

                  (a) Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) below or by the provisions establishing any other series of preferred stock, holders of Series B Preferred Stock shall vote together with the holders of Common Stock and all other series of Preferred Stock as a single class.

                  (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority senior to the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series B Preferred Stock, and the authorization of any shares of capital stock junior to or on parity with the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series B Preferred Stock.

         4. OPTIONAL CONVERSION. The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $7.05 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" for the Series B Preferred Stock shall initially be $5.35, which reflects all adjustments thereto based on events on or prior to August 17, 1998. Such initial Conversion Price, and the rate at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

                  (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                  (c)      MECHANICS OF CONVERSION.

                           (i) In order for a holder of Series B Preferred Stock
to convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock, at the office of the transfer agent for the Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series B Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (ii) The Corporation shall at all times when the
Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B

Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                           (iii) Upon any such conversion, no adjustment to the
Conversion Price shall be made for any accrued but unpaid dividends on the Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                           (iv) All shares of Series B Preferred Stock which
shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends accrued but unpaid thereon. Any shares of Series B Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

                           (v) The Corporation shall pay any and all issue and
other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (d) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES. In addition to and notwithstanding any provision of this Section 4 to the contrary, the Conversion Price of the Series B Preferred Stock shall not be adjusted in connection with (i) the issuance of any shares of Series D Preferred Stock, or any warrants therefor, pursuant to the Series D Purchase Agreement (as defined in Part F, Section 6(e) hereof), (ii) the issuance of any shares of Common Stock upon the exercise of any warrants issued pursuant to the Series D Purchase Agreement, (iii) the issuance of any shares of Common Stock upon conversion of the shares of Series D Preferred Stock described in (i) above, or (iv) any adjustment whatsoever of the Conversion Price of the Series D Preferred Stock provided for in this Amended and Restated Certificate of Incorporation.

                           (i) SPECIAL DEFINITIONS. For purposes of this
Subsection 4(d), the following definitions shall apply:

                                    (A)  "Option" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options described in Subsection 4(d)(i)(D)(IV) below.

                                    (B) "Original Issue Date" shall mean the
date on which a share of Series D Preferred Stock was first issued.

                                    (C) "Convertible Securities" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                    (D) "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than:

                                    (I)         shares of Common Stock issued or
                                                issuable upon conversion of any
                                                Convertible Securities
                                                outstanding on the Original
                                                Issue Date, or upon exercise of
                                                any Options outstanding on the
                                                Original Issue Date;

                                    (II)        shares of Common Stock issued as
                                                a dividend or distribution on
                                                the Series B Preferred Stock;

                                    (III)       shares of Common Stock issued by
                                                reason of a dividend, stock
                                                split, split-up or other
                                                distribution on shares of Common
                                                Stock that is covered by
                                                Subsection 4(e) or 4(f) below;

                                    (IV)        shares of Common Stock, and
                                                options and warrants therefor,
                                                issued or issuable to employees,
                                                directors, consultants,
                                                strategic partners or commercial
                                                lenders of or to the
                                                Corporation, in each case, as
                                                approved by a majority of the
                                                Board of Directors; or

                                    (V)         shares of Series B Preferred
                                                Stock issued upon exercise of
                                                the Performance Warrant (and the
                                                shares of Common Stock issued
                                                upon conversion of such shares)
                                                to the original holder of the
                                                Series B Preferred Stock.

                           (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment
in the number of shares of Common Stock into which the Series B Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least 50% of the then outstanding shares of Series B Preferred Stock as to which such adjustment would apply agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                           (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL
SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A) No further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) If such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C) Upon the expiration or termination of
any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

                                    (D) In the event of any change in the number
of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, other than a change resulting from the anti-dilution provisions thereof (including without limitation any adjustment whatsoever of the Conversion Price of the Series D Preferred Stock), the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                                    (E) No readjustment pursuant to clause (B)
or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

         In the event the Corporation, after the Original Issue Date, amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

                           (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF
ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 4(e) or upon a dividend or distribution as provided in Subsection 4(f)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; PROVIDED THAT, (i) for the purpose of this Subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

                           (v) DETERMINATION OF CONSIDERATION. For purposes of
this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) CASH AND PROPERTY: Such consideration
shall:

                                                (I) insofar as it consists of
                                    cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                                                (II) insofar as it consists of
                                    property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                                (III) in the event Additional
                                    Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                           (B) OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                    (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (y) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) MULTIPLE CLOSING DATES. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class, and such issuance dates occur within a period of no more than 120 days, then the Conversion Price shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

         (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series B Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series B Preferred Stock then in effect by a fraction:

                           (1) the numerator of which shall be the total number
                  of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                           (2) the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series B Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series B Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

         (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series B Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series B Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series B Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series B Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

         (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (i) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series B Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

         (j) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

         (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock subject to such adjustment a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock.

         (l)      NOTICE OF RECORD DATE. In the event:

                  (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                  (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                  (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                  (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                           (A)      the record date of such dividend,
                                    distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         5.       MANDATORY CONVERSION

                  (a) (1) Upon the closing of the sale of shares of Common Stock, at a price of at least $8.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation, (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Price, and (ii) the number of authorized shares of Preferred Stock of the Company shall be automatically reduced by the number of shares of Series B Preferred Stock, and all provisions included under the caption "Series B Preferred Stock", and all references to the Series B Preferred Stock shall be deleted and shall be of no further force or effect.

                  (2) Upon the affirmative vote of the holders of a majority of the Series B Preferred Stock, (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Price, and (ii) the number of authorized shares of Series B Preferred Stock of the Company shall be automatically reduced by the number of shares of Series B Preferred Stock so converted, and all references to the Series B Preferred Stock, shall be deleted and shall be of no further force or effect.

                  (3) The date of conversion specified in paragraphs (1) and (2) above shall be termed the "Mandatory Conversion Date".

         (b) All holders of record of shares of Series B Preferred Stock to be converted pursuant to this Section 5 shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series B Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of such Series B Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series B Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series B Preferred Stock so converted shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series B Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series B Preferred Stock has been converted, and payment of any accrued but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series B Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

         (c) All certificates evidencing shares of Series B Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and canceled and the shares of Series B Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

         6.       MANDATORY REDEMPTION

                  (a) So long as there are any shares of Series D Preferred Stock outstanding and not redeemed, and notwithstanding anything to the contrary contained herein, (i) the holders of Series B Preferred Stock shall not be entitled to any of the rights or benefits of this Section 6, and (ii) the Corporation shall have no obligation to the holders of Series B Preferred Stock under this Section 6. Subject to the foregoing, and provided that the Corporation receives notice from the holders of not less than 25% of the then-outstanding Series B Preferred Stock no later than sixty

(60) days prior to one of the Mandatory Redemption Dates listed below, the Corporation will, subject to the conditions set forth in Subsection 6(b) below, redeem from each holder of shares of Series B Preferred Stock giving such notice, at a price equal to $7.05 per share, plus any dividends accrued but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Mandatory Redemption Price"), the following respective portions of the number of shares of Series B Preferred Stock held by such holder (or such lesser percentage specified by such holder) on the applicable Mandatory Redemption Date:

                                                 Portion of Shares of

                                                 Series B Preferred Stock

         Mandatory Redemption Date                        That May be Redeemed
         -------------------------                        --------------------

         August 17, 2003                                  25%

         August 17, 2004                                  50%

         August 17, 2005                                  75%

         August 17, 2006 and each

           August 17 thereafter                          100%

                  (b) The Corporation shall not, on any Mandatory Redemption Date, be required to pay more than 10% of its consolidated net income, before taxes, for the immediately preceding fiscal year to redeem shares of the Series B Preferred Stock pursuant to Subsection 6(a) above. If the Corporation cannot by application of this Subsection 6(b) redeem all of the shares subject to mandatory redemption on a particular Mandatory Redemption Date, it shall redeem the maximum possible number of whole shares of Series B Preferred Stock ratably on the basis of the number of shares of Series B Preferred Stock which would be redeemed on such date if the Corporation were not prevented by this Subsection
(b) from redeeming any shares.

                  (c) If the funds of the Corporation legally available for redemption of Series B Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Series B Preferred Stock required under this Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series B Preferred Stock ratably on the basis of the number of shares of Series B Preferred Stock which would be redeemed on such date if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series B Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series B Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

                  (d) The Corporation shall be entitled, at its option, to credit against the number of shares of Series B Preferred Stock required to be redeemed from any holder on any Mandatory Redemption Date, (i) any shares of Series B Preferred Stock previously redeemed from such holder pursuant to
Section 6 and not previously so credited, and (ii) any shares of Series B Preferred Stock previously converted by such holder into Common Stock pursuant to Section 4 and not previously so credited.

                  (e) The Corporation shall provide notice of any redemption of Series B Preferred Stock pursuant to this Section 6 specifying the time and place of redemption and the Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of Series B Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. If less than all Series B Preferred Stock owned by such holder is then to be redeemed, the notice will also specify the number of shares which are to be redeemed. Upon mailing any such notice of redemption, the Corporation will become obligated to redeem at the time of redemption specified therein all Series B Preferred Stock specified therein (other than such shares of Series B Preferred Stock as are duly converted pursuant to Section 4 prior to the close of business on the fifth full day preceding the Mandatory Redemption Date). In case less than all Series B Preferred Stock represented by any certificate is redeemed in any redemption pursuant to this Section 6, a new certificate will be issued representing the unredeemed Series B Preferred Stock without cost to the holder thereof.

                  (f) Unless there shall have been a default in payment of the Mandatory Redemption Price, no share of Series B Preferred Stock shall be entitled to any dividends declared after its Mandatory Redemption Date, and on such Mandatory Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

                  (g) Any Series B Preferred Stock redeemed pursuant to this
Section 6 will be canceled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series B Preferred Stock accordingly.

E.       SERIES C CONVERTIBLE PREFERRED STOCK

         Two Million (2,000,000) shares of the authorized and unissued Preferred Stock of the Corporation be and hereby are hereby designated "Series C Convertible

Preferred Stock" (the "Series C Preferred Stock"), having the rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth below.

         1.       DIVIDENDS

                  (a) The holders of shares of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends of $0.08 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of Series C Preferred Stock, whether or not declared.

                  (b) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock, Series A Preferred Stock or any other class or series of stock ranking on liquidation junior to the Series C Preferred Stock, until the holders of the Series C Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 1. In the event that the Corporation declares any cash dividends on Series B Preferred Stock or other series of preferred stock ranking in liquidation on parity with the Series C Preferred Stock, the Corporation shall also declare a cash dividend on the Series C Preferred Stock in an amount equal to the common equivalent per share dividend declared on the Series B Preferred Stock or such other series of parity preferred stock.

                  (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

         2.       LIQUIDATION, DISSOLUTION OR WINDING UP

                  (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series C Preferred Stock (collectively referred to in this Part E as the "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or Series A Preferred Stock, or any other class or series of stock ranking on liquidation junior to the Series C Preferred Stock, by reason of their ownership thereof, an amount equal to the greater of (i) $1.62 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any accrued but unpaid dividends thereon, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock, after the payment of all amounts to which the holders of Senior Preferred Stock are entitled, the full amount to which they shall be entitled, the holders of shares of Series C Preferred Stock, Series B Preferred Stock and any other class or series of stock ranking on liquidation on a parity with the Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. A consolidation or merger of the Corporation with or into another corporation or entity, or a sale of all or substantially all of the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

                  (b) Notwithstanding, and in addition to, the foregoing, the holders of Series C Preferred Stock shall be entitled to receive the Series C Special Payment, if any, as defined in, subject to and in otherwise in accordance with Section 6(e) of Part F hereof.

         3.       VOTING

                  (a) Each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) below or by the provisions establishing any other series of preferred stock, holders of Series C Preferred Stock shall vote together with the holders of Common Stock and all other series of Preferred Stock as a single class.

                  (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority senior to the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series C Preferred Stock, and the authorization of any shares of capital stock junior to or on parity with the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series C Preferred Stock.

         4. OPTIONAL CONVERSION. The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a) RIGHT TO CONVERT. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.62 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" for the Series C Preferred Stock shall initially be $.81, which reflects all adjustments thereto based on events on or prior to August 17, 1998. Such initial Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series C Preferred Stock.

                  (b) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                  (c)      MECHANICS OF CONVERSION.

                           (i) In order for a holder of Series C Preferred Stock
to convert shares of Series C Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock, at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series C Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                           (ii) The Corporation shall at all times when the
Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                           (iii) Upon any such conversion, no adjustment to the
Conversion Price shall be made for any accrued but unpaid dividends on the Series C Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                           (iv) All shares of Series C Preferred Stock which
shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends accrued but unpaid thereon. Any shares of Series C Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series C Preferred Stock accordingly.

                           (v) The Corporation shall pay any and all issue and
other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (d) ADJUSTMENTS TO CONVERSION PRICE FOR DILUTING ISSUES. In addition to and notwithstanding any provision of this Section 4 to the contrary, the Conversion Price of the Series C Preferred Stock shall not be adjusted in connection with (i) the issuance of any shares of Series D Preferred Stock, or any warrants therefor, pursuant to the Series D Purchase Agreement (as defined in Part F, Section 6(e) hereof), (ii) the issuance of any shares of Common Stock upon the exercise of any warrants issued pursuant to the Series D Purchase Agreement, (iii) the issuance of any shares of Common Stock upon conversion of the shares of Series D Preferred Stock described in (i) above, or (iv) any adjustment whatsoever of the Conversion Price of the Series D Preferred Stock provided for in this Amended and Restated Certificate of Incorporation.

                           (i) SPECIAL DEFINITIONS. For purposes of this
Subsection 4(d), the following definitions shall apply:

                                    (A) "Option" shall mean rights, options or
warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options described in Subsection 4(d)(i)(D)(IV) below.

                                    (B) "Original Issue Date" shall mean the
date on which a share of Series D Preferred Stock was first issued.

                                    (C) "Convertible Securities" shall mean any
evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

                                    (D) "Additional Shares of Common Stock"
shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than:

                                    (I)         shares of Common Stock issued or
                                                issuable upon conversion of any
                                                Convertible Securities
                                                outstanding on the Original
                                                Issue Date, or upon exercise of
                                                any Options outstanding on the
                                                Original Issue Date;

                                    (II)        shares of Common Stock issued as
                                                a dividend or distribution on
                                                the Series C Preferred Stock;

                                    (III)       shares of Common Stock issued by
                                                reason of a dividend, stock
                                                split, split-up or other
                                                distribution on shares of Common
                                                Stock that is covered by
                                                Subsection 4(e) or 4(f) below;
                                                or

                                    (IV)        shares of Common Stock, and
                                                options and warrants therefor,
                                                issued or issuable to employees,
                                                directors, consultants,
                                                strategic partners or commercial
                                                lenders of or to the
                                                Corporation, in each case, as
                                                approved by a majority of the
                                                Board of Directors; or

                                    (V)         shares of Series B Preferred
                                                Stock issued upon exercise of
                                                the Performance Warrant (and the
                                                shares of Common Stock issued
                                                upon conversion of such shares)
                                                to the original holder of the
                                                Series B Preferred Stock.

                           (ii) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment
in the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be made, by adjustment in the applicable Conversion Price thereof: (a) unless the consideration per share (determined pursuant to Subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least 50% of the then outstanding shares of Series C Preferred Stock as to which such adjustment would apply agreeing that no such adjustment shall be made as the result of the issuance of Additional Shares of Common Stock.

                           (iii) ISSUE OF SECURITIES DEEMED ISSUE OF ADDITIONAL
SHARES OF COMMON STOCK. If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                                    (A) No further adjustment in the Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                                    (B) If such Options or Convertible
Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                                    (C) Upon the expiration or termination of
any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

                                    (D) In the event of any change in the number
of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, other than a change resulting from the anti-dilution provisions thereof (including without limitation any adjustment whatsoever of the Conversion Price of the Series D Preferred Stock), the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                                    (E) No readjustment pursuant to clause (B)
or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

         In the event the Corporation, after the Original Issue Date, amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 4(d)(iii) shall apply.

                           (iv) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF
ADDITIONAL SHARES OF COMMON STOCK. In the event the Corporation shall, between the Original Issue Date and the second anniversary of the Original Issue Date, issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(d)(iii), but excluding shares issued as a dividend or distribution as provided in Subsection 4(f) or upon a stock split or combination as provided in Subsection 4(e)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Corporation for the issue of the Additional Shares of Common Stock (determined pursuant to Subsection 4(d)(v)).

                           (v) DETERMINATION OF CONSIDERATION. For purposes of
this Subsection 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                                    (A) CASH AND PROPERTY: Such consideration
shall:

                                                (I) insofar as it consists of
                                    cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                                                (II) insofar as it consists of
                                    property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                                                (III) in the event Additional
                                    Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                           (B) OPTIONS AND CONVERTIBLE SECURITIES. The
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                    (x) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                                    (y) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (vi) MULTIPLE CLOSING DATES. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class, and such issuance dates occur within a period of no more than 120 days, then the Conversion Price shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

         (e) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (f) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series C Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series C Preferred Stock then in effect by a fraction:

                           (1) the numerator of which shall be the total number
                  of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                           (2) the denominator of which shall be the total
                  number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series C Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series C Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

         (g) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time or from time to time after the Original Issue Date for the

Series C Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series C Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

         (h) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

         (i) ADJUSTMENT FOR MERGER OR REORGANIZATION, ETC. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series C Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series C Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series C Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series C Preferred Stock.

         (j) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

         (k) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock subject to such adjustment a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series C Preferred Stock.

         (l)      NOTICE OF RECORD DATE. In the event:

                  (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                  (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                  (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                  (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series C Preferred Stock, and shall cause to be mailed to the holders of the Series C Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                           (A)      the record date of such dividend,
                                    distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                           (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         5.       MANDATORY CONVERSION

                  (a) (1) Upon the closing of the sale of shares of Common Stock, at a price of at least $3.24 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation, (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Price, and (ii) the number of authorized shares of Preferred Stock of the Company shall be automatically reduced by the number of shares of Series C Preferred Stock, and all provisions included under the caption "Series C Preferred Stock", and all references to the Series C Preferred Stock shall be deleted and shall be of no further force or effect.

                  (2) Upon the affirmative vote of the holders of a majority of the Series C Preferred Stock, (i) all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Conversion Price, and (ii) the number of authorized shares of Series C Preferred Stock of the Company shall be automatically reduced by the number of shares of Series C Preferred Stock so converted, and all references to the Series C Preferred Stock, shall be deleted and shall be of no further force or effect.

                  (3) The date of conversion specified in paragraphs (1) and (2) above shall be termed the "Mandatory Conversion Date".

         (b) All holders of record of shares of Series C Preferred Stock to be converted pursuant to this Section 5 shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series C Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of such Series C Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series C Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series C Preferred Stock so converted shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series C Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series C Preferred Stock has been converted, and payment of any accrued but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series C Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

         (c) All certificates evidencing shares of Series C Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and canceled and the shares of Series C Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series C Preferred Stock accordingly.

F.       SERIES D SENIOR PARTICIPATING CONVERTIBLE REDEEMABLE
         PREFERRED STOCK

         Two Million One Hundred Eighty-Seven Thousand Five Hundred (2,187,500) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series D Senior Participating Convertible Redeemable Preferred Stock" (the "Series D Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

         SECTION 1.  DIVIDENDS

         (A) GENERALLY. The Corporation shall not be required to declare or pay a dividend on the Series D Preferred Stock, except as set forth below. No dividend of cash or other property or other distribution (other than a stock dividend giving rise to an adjustment under Section 4(e) in this Part F and made in accordance with the provisions of Section 6 in this Part F) shall be paid, or declared and set apart for payment, on any share of any other class or series of capital stock, including without limitation the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, any other class of Preferred Stock and any Common Stock, unless a pro rata dividend or other distribution is paid, or declared and set apart for payment, with respect to all shares of Series D Preferred Stock. In the event of the conversion of any shares of Series D Preferred Stock pursuant to Section 4 in this Part F, all accrued and unpaid dividends on such shares of Series D Preferred Stock shall be paid in cash unless any holder thereof, by written notice to the Corporation, requests that such dividends be converted into Common Stock, the amount of such accrued but unpaid dividends on such shares of Series D Preferred Stock to be taken into account in determining the number of shares of Common Stock into which such shares of Series D Preferred Stock are convertible, as provided in Section 4(c) in this Part F.

         (B) DIVIDENDS FOR FAILURE TO REDEEM. In the event that the Corporation fails to redeem shares for which redemption is requested pursuant to Sections 5(a) or 5(b) in this Part F for any reason, then during the period from the applicable Redemption Date (as defined below) for such shares through the date on which such shares are redeemed, the holders of shares of Series D Preferred Stock shall be entitled to receive quarterly dividends equal to $0.144 per share per quarter (so that such dividend shall be equal to four and one-half percent (4.5%) of the per share purchase price of the shares of Series D Preferred Stock issued pursuant to the Series D Purchase Agreement (as defined in Section 6 below)), subject to proportionate adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series D Preferred Stock after the date of filing of this Amended and Restated Certificate of Incorporation, payable in cash. Such dividends shall accrue and be paid quarterly in arrears on the last business day of each March, June, September and December, and upon the liquidation, dissolution or winding-up of the Corporation or the redemption of such shares of Series D Preferred Stock or upon the closing of a Qualified Public Offering (as defined below), whether or not declared, and shall be cumulative so that if at any time the entire amount of such dividends on the Series D Preferred Stock has not been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid on or declared or set apart for payment on any other class or series of stock, including without limitation the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, any other class of Preferred Stock and any Common Stock.

         (C) RATABLE ALLOCATION OF DIVIDENDS. If at any time the Corporation pays less than the total amount of dividends then accrued and payable with respect to all shares of Series D Preferred Stock for which dividends are required to be declared and paid pursuant to Section 1(a) or 1(b), if any, such payment will be distributed ratably among the holders of such shares of Series D Preferred Stock PRO RATA in proportion to the aggregate accrued but unpaid dividends on the shares of Series D Preferred Stock held by each such holder.

         SECTION 2.        LIQUIDATION, DISSOLUTION, OR WINDING-UP.

         (A) DISTRIBUTIONS TO HOLDERS OF SERIES D PREFERRED STOCK. In the event of any liquidation, dissolution, or winding-up of the Corporation, whether voluntary or involuntary, the holders of outstanding shares of Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, before any payment shall be made to or set aside for the holders of any other class or series of capital stock, including without limitation the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, any other class of Preferred Stock and Common Stock, an amount (the "LIQUIDATION VALUE") equal to $3.20 per share of Series D Preferred Stock, subject to proportionate adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event occurring after the date of filing of this Amended and Restated Certificate of Incorporation affecting the Series D Preferred Stock, plus all accrued and unpaid dividends thereon, if any, through the date of such liquidation, dissolution, or winding-up. After such payment shall have been made in full to such holders of Series D Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the exclusive benefit of such holders so as to be available for such payment, and after payment of the Series D Special Payment, the Series C Special Payment and the Second Series D Special Payment pursuant to Section 2(e) below, any assets remaining available for distribution shall be distributed to the holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Corporation in accordance with the provisions of this Amended and Restated Certificate of Incorporation. After such payments shall have been made in full to such holders of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the exclusive benefit of such holders so as to be available for such payment, any assets remaining available for distribution shall be distributed to the holders of shares of Common Stock and Series D Preferred Stock PRO RATA, based on the number of shares of Common Stock held by each (assuming conversion of all Series D Preferred Stock into Common Stock as of the date of such liquidation, dissolution or winding up of the Corporation pursuant to Section 4(a) in this Part F). If upon any liquidation, dissolution, or winding-up of the Corporation, the assets lawfully available to be distributed to the holders of Series D Preferred Stock under the first sentence of this Section 2(a) are insufficient to permit payment to such stockholders of their full respective Liquidation Value per share plus all accrued and unpaid dividends thereon, then all of the assets of the Corporation lawfully available for distribution shall be distributed ratably among the holders of shares of Series D Preferred Stock.

         (B) DEEMED LIQUIDATIONS. Upon the written election of the holders of at least a majority of the outstanding shares of Series D Preferred Stock, a consolidation or merger of the Corporation with or into any other person(s) or entity(ies) (other than a consolidation or merger in which the Corporation is the surviving corporation and upon consummation of which the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting securities of the Corporation, as the surviving corporation, immediately following such transaction), sale of all or substantially all of the assets of the Corporation, or a sale or other disposition of more than 50% of the voting capital stock of the Corporation (whether issued and outstanding, newly issued or from treasury, or any combination thereof) or other similar transaction, shall be regarded as a liquidation, dissolution, or winding-up of the affairs of the Corporation within the meaning of this Section 2. Notwithstanding the foregoing, each holder of Series D Preferred Stock shall have the right to elect the benefits of the provisions of Section 4(a) in this Part F in lieu of receiving payment in liquidation, dissolution, or winding-up of the Corporation pursuant to this
Section 2; and if the holders of at least a majority of the outstanding shares of Series D Preferred Stock shall elect to avail themselves of, or to forgo, the benefits of Section 4(a), such holders may require that all other holders of shares of Series D Preferred Stock shall be bound by the same election. For purposes of this Section 2 and of Sections 4 and 6 in this Part F, a sale (whether in a single transaction or a series of related transactions) of substantially all of the assets of the Corporation shall mean the sale or other disposition other than in the ordinary course of business of more than 50% of such assets, as determined by reference to the fair market value of the Corporation.

         (C) NON-CASH DISTRIBUTIONS. In the event of a liquidation, dissolution, or winding-up of the Corporation resulting in the availability of assets other than cash for distribution to the holders of shares of Series D Preferred Stock, the holders of Series D Preferred Stock shall be entitled to a distribution of cash and/or other assets equal in value to the liquidation preference and other distribution rights stated in Section 2(a). In the event that such distribution to the holders of shares of Series D Preferred Stock shall include any assets other than cash, the Board of Directors shall first determine in good faith and with due care the value of such assets for such purpose, and shall notify all holders of shares of Series D Preferred Stock of such determination. The value of such assets for purposes of the distribution under this Section 2(c) shall be the value as so determined by the Board of Directors, unless the holders of at least a majority of the outstanding shares of Series D Preferred Stock shall object thereto in writing within 15 days after the date of such notice.

         (D) DISPUTE RESOLUTION PROCEDURES. In the event of such objection, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator mutually agreed upon and selected by the objecting stockholders and the Board of Directors, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent by the objecting stockholders in accordance with the previous paragraph, the valuation of such assets shall be determined by an arbitration in which (i) the objecting stockholders shall name in their notice of objection one arbitrator, (ii) the Board of Directors shall name a second arbitrator within 15 days from the receipt of such notice, (iii) the two arbitrators thus selected shall select a third arbitrator within 15 days thereafter, and (iv) the three arbitrators thus selected shall determine by majority vote the valuation of such assets within 15 days thereafter for purposes of such distribution. In the event the third arbitrator is not selected as provided herein, then such arbitrator shall be selected by the President of the American Arbitration Association ("AAA"). The costs of such arbitration shall be borne by the Corporation or by the holders of Series D Preferred Stock (on a PRO RATA basis out of the assets otherwise distributable to them) as follows: (i) if the valuation as determined by the arbitrators is greater than 90% of the valuation as determined by the Board of Directors, the holders of Series D Preferred Stock shall pay the costs of the arbitration, and (ii) otherwise, the Corporation shall bear the costs of the arbitration. The arbitration shall be held in Boston, Massachusetts in accordance with the rules of the AAA. The award made by the arbitrators shall be binding upon the parties hereto, no appeal may be taken from such award, and judgment thereon may be entered in any court of competent jurisdiction.

         (E) SPECIAL PAYMENT(S) TO HOLDERS OF SERIES D PREFERRED STOCK AND HOLDERS OF SERIES C PREFERRED STOCK. In addition to the rights set forth in this
Section 2 of this Part F, in the event of an initial public offering of shares of Common Stock of the Corporation, a consolidation or merger of the Corporation with or into any other person(s) or entity(ies) (other than a consolidation or merger in which the Corporation is the surviving corporation and upon consummation of which the holders of voting securities of the Corporation immediately prior to such transaction continue to own directly or indirectly not less than a majority of the voting securities of the Corporation, as the surviving corporation, immediately following such transaction), sale of all or substantially all of the assets of the Corporation, or a sale or other disposition of more than 50% of the voting capital stock of the Corporation (whether issued and outstanding, newly issued or from treasury, or any combination thereof) or other similar transaction, the holders of shares of Series D Preferred Stock outstanding immediately prior to the relevant event described in this Section 2(e) (and irrespective of whether such event would give rise to a mandatory conversion of the Series D Preferred Stock into Common Stock) shall be entitled to receive in cash (unless the Corporation shall give written notice that such payment is to be made in capital stock of a third party, in which case all of the special payments under this Section 2(e) shall be made in capital stock of such third party), their PRO RATA share, based on the number of shares of Series D Preferred Stock held by each, of an amount equal to $2,411,000 multiplied by 1.33 multiplied by the percentage aggregate ownership expressed as a decimal of the holders of Series D Preferred Stock of the Corporation's capital stock (on a fully-diluted and as-converted basis) at the time of the relevant event described in this Section 2(e) (the "SERIES D SPECIAL PAYMENT"), which payment shall be made upon the closing of the relevant event described in this Section 2(e) and, in terms of order of priority if the Series D Special Payment is being made in connection with a liquidation or deemed liquidation under Sections 2(a) or (b) above, after payment of the liquidation preference to be paid to the holders of Series D Preferred Stock pursuant to Section 2(a) and prior to the payment of the Series C Special Payment (defined below), the Second Series D Special Payment (defined below) and any liquidation preference to be paid to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to Section 2 of each of Parts C, D and E hereof or any other class of capital stock authorized herein or preferred upon liquidation; PROVIDED, that the Series D Special Payment need not be made in the event that the SOFTBANK Warrant (as defined in Section 4(f)(i)) has not been exercised. If the Series D Special Payment cannot be made in full due to insufficient cash, stock or other assets, then such Series D Special Payment shall be made to the fullest extent possible and PRO RATA to the holders of Series D Preferred Stock based on the number of shares of Series D Preferred Stock held by each holder as of the date of the relevant event described in this Section 2(e).

         After payment of the Series D Special Payment, the holders of shares of Series C Preferred Stock outstanding immediately prior to the relevant event described in this Section 2(e) (and irrespective of whether such event would give rise to a mandatory conversion of the Series C Preferred Stock into Common Stock) shall be entitled to receive in cash (unless the Corporation shall have given written notice that the special payments under this Section 2(e) shall be made in capital stock of a third party), their PRO RATA share, based on the number of shares of Series C Preferred Stock held by each, of an amount equal to $2,411,000 plus the Series D Special Payment multiplied by 1.33 multiplied by the percentage aggregate ownership expressed as a decimal of the holders of Series C Preferred Stock of the Corporation's capital stock (on a fully-diluted and as-converted basis) at the time of the relevant event described in this
Section 2(e) (the "SERIES C SPECIAL PAYMENT"), which payment shall be made upon the closing of the relevant event described in this Section 2(e) and, in terms of order of priority if the Series D Special Payment is being made in connection with a liquidation or deemed liquidation under Sections 2(a) or (b) above, after payment of the Series D Special Payment and prior to the payment of the Second Series D Special Payment (defined below) and any liquidation preference to be paid to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to Section 2 of each of Parts C, D and E hereof or any other class of capital stock authorized herein or preferred upon liquidation; PROVIDED, that the Series C Special Payment need not be made in the event that the SOFTBANK Warrant (as defined in Section 4(f)(i)) has not been exercised and shall not be made if the Series D Special Payment has not been made IN FULL. If the Series C Special Payment cannot be made in full due to insufficient cash, stock or other assets, then such Series C Special Payment shall be made to the fullest extent possible and PRO RATA to the holders of Series C Preferred Stock based on the number of shares of Series C Preferred Stock held by each holder as of the date of the relevant event described in this
Section 2(e).

         After payment of the Series C Special Payment, the holders of shares of Series D Preferred Stock outstanding immediately prior to the relevant event described in this Section 2(e) (and irrespective of whether such event would give rise to a mandatory conversion of the Series D Preferred Stock into Common Stock) shall be entitled to receive in cash (unless the Corporation shall have given written notice that the special payments under this Section 2(e) shall be made in capital stock of a third party), their PRO RATA share, based on the number of shares of Series D Preferred Stock held by each, of an amount equal to the Series C Special Payment multiplied by 1.33 multiplied by the percentage aggregate ownership expressed as a decimal of the holders of Series D Preferred Stock of the Corporation's capital stock (on a fully-diluted and as-converted basis) at the time of the relevant event described in this Section 2(e) (the "SECOND SERIES D SPECIAL PAYMENT"), which payment shall be made upon the closing of the relevant event described in this Section 2(e) and, in terms of order of priority if the Series D Special Payment is being made in connection with a liquidation or deemed liquidation under Sections 2(a) or (b) above, after payment of the Series C Special Payment and prior to any liquidation preference to be paid to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to Section 2 of each of Parts C, D and E hereof or any other class of capital stock authorized herein or preferred upon liquidation; PROVIDED, that the Second Series D Special Payment need not be made in the event that the SOFTBANK Warrant (as defined in Section 4(f)(i)) has not been exercised and shall not be made if the Series D Special Payment and the Series C Special Payment have not been made IN FULL. If the Second Series D Special Payment cannot be made in full due to insufficient cash, stock or other assets, then such Second Series D Special Payment shall be made to the fullest extent possible and PRO RATA to the holders of Series D Preferred Stock based on the number of shares of Series D Preferred Stock held by each holder as of the date of the relevant event described in this Section 2(e).

         SECTION 3.        VOTING RIGHTS.

         (A) GENERAL. Except as otherwise expressly provided herein or as required by applicable law, the holder of each share of Series D Preferred Stock shall be entitled to vote on all matters on which holders of Common Stock are entitled to vote, including without limitation, the election of directors (in addition to those rights set forth in Section 3(b) in this Part F). Each share of Series D Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which such share of Series D Preferred Stock is convertible pursuant to Section 4(a) in this Part F as of the record date for the determination of stockholders entitled to vote on such matter, or if no record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise provided herein (including Section 3(b) and Section 6), in the provisions establishing any other series of Preferred Stock, in the Stockholders Agreement (as defined in the Series D Purchase Agreement (as defined in Section 6(3) in this Part F)), or as required by applicable law, the holders of shares of Series D Preferred Stock shall vote together with the holders of Common Stock and all other series of Preferred Stock as a single class on all matters submitted to a vote or consent of stockholders.

         (B) BOARD OF DIRECTORS. Unless otherwise voted by the holders of at least a majority of the outstanding shares of Series D Preferred Stock, the number of directors shall be fixed at seven (7). The holders of Series D Preferred Stock shall be entitled to vote as a class separately from all other classes and series of capital stock of the Corporation in any election of directors of the Corporation, and shall be entitled to elect by such class vote two (2) directors. Notwithstanding the foregoing, if the Corporation (i) fails to comply with any obligation to the holders of the Series D Preferred Stock as set forth in Sections 6(a), 6(b), 6(e) and 6(i) in this Part F, or (ii) breaches any covenant set forth in Sections 2 or 5 in this Part F, (A) any director who is also an employee of the Corporation shall automatically be removed from the Board of Directors of the Corporation and replaced with a director designated by the holders of a majority of the shares of Series D Preferred Stock outstanding at such time, (B) the holders of a majority of the shares of Series D Preferred Stock shall be entitled to designate and elect by class vote the smallest number of directors to the Board of Directors of the Corporation that shall constitute a majority of the authorized number of directors on the Board of Directors of the Corporation, and (C) the size of the Board of Directors shall be increased as necessary, solely to effectuate the provisions of the preceding clause (B).

         (C) REMOVAL OF DIRECTORS; VACANCIES. Any director of the Corporation elected pursuant to Section 3(b) in this Part F may be removed before the expiration of his term of office, with or without cause, and any vacancy caused by the death, incapacity, resignation, removal, or other termination of service of any director, may be filled, by (and only by) the affirmative vote of the holders of at least a majority of the shares of the class(es) and series of capital stock by which such director was elected, voting as a class separately from all other classes and series of capital stock, or, in the case of a director elected by vote of the directors elected by the separate class vote of the holders of Series D Preferred Stock, by such directors or their successors as such.

         SECTION 4. CONVERSION. Shares of Series D Preferred Stock shall be subject to conversion into shares of Common Stock or other securities, properties, or rights, as set forth in this Section 4.

         (A) HOLDERS' OPTION TO CONVERT. Subject to and in compliance with the provisions of this Section 4, any shares of Series D Preferred Stock (including, without limitation, those shares for which a Redemption Notice has been delivered to the Corporation but which shares have not yet been redeemed) may, at any time or from time to time at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock.

                  (i) The number of shares of Common Stock to which a holder of Series D Preferred Stock shall be entitled upon such conversion shall be equal to the product obtained by MULTIPLYING (y) the number of shares of Series D Preferred Stock being converted BY (z) the Applicable Conversion Rate (determined as provided in Section 4(c) in this Part F).

                  (ii) Notwithstanding the foregoing, if the Corporation fails to employ a Chief Operating Officer, with the intent to promote such Chief Operating Officer to Chief Executive Officer, or a Chief Executive Officer, each of whom meet the employment requirements as set forth in the Series D Purchase Agreement (as defined in Section 6(e) below), prior to one (1) year after the date of filing of this Amended and Restated Certificate of Incorporation, then the number of shares of Common Stock to which a holder of Series D Preferred Stock shall otherwise be entitled upon such conversion shall be equal to the product obtained by MULTIPLYING (x) the number of shares of Series D Preferred Stock being converted BY (y) the Applicable Conversion Rate (determined as provided in Section 4(c) in this Part F) BY (z) 1.25.

                  (iii) To exercise conversion rights under this Section 4(a), a holder of Series D Preferred Stock to be so converted shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series D Preferred Stock surrendered for conversion shall be accompanied by evidence of proper assignment thereof to the Corporation. The date when such written notice is received by the Corporation together with the certificate or certificates representing the shares of Series D Preferred Stock being converted, shall be the "CONVERSION DATE." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series D Preferred Stock being converted, a certificate or certificates in such denominations as such holder may request in writing for the number of full shares of Common Stock issuable upon the conversion of such shares of Series D Preferred Stock in accordance with the provisions of this Section 4, plus cash as provided in Section 4(k) below in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series D Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

         (B)      AUTOMATIC CONVERSION.

                  (i) QUALIFIED PUBLIC OFFERING. Each share of Series D Preferred Stock outstanding (including, without limitation, those shares for which a Redemption Notice has been delivered to the Corporation but which shares have not yet been redeemed) shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 4(a) in this Part F, automatically and without further action, immediately upon the closing of a Qualified Public Offering. A "QUALIFIED PUBLIC OFFERING" shall mean a public offering of shares of the Corporation's Common Stock pursuant to an effective registration statement on Form S-1, or successor form, of the Securities and Exchange Commission (the "SEC"), pursuant to which the per share price to the public is not less than $8.00 (such amount to be subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassifications or other similar event occurring after the date of filing of this Amended and Restated Certificate of Incorporation) and the gross proceeds to the Corporation are not less than $20,000,000.

                  (ii) CLASS VOTE OF SERIES D PREFERRED STOCK. Each share of Series D Preferred Stock outstanding (including, without limitation, those shares for which a Redemption Notice has been delivered to the Corporation but which shares have not yet been redeemed) shall be converted into the number of fully paid and non-assessable shares of Common Stock into which such share is then convertible pursuant to Section 4(a) in this Part F, automatically and without further action, immediately upon the vote of holders of at least a majority of the outstanding shares of Series D Preferred Stock voting separately as a class to cause such conversion.

                  (iii) MECHANICS OF AUTOMATIC CONVERSION. Upon any automatic conversion of shares of Series D Preferred Stock into shares of Common Stock pursuant to this Section 4(b), the holders of such converted shares shall surrender the certificates formerly representing such shares at the office of the Corporation or of any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to each such holder, promptly at such office and in his name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which such shares of Series D Preferred Stock were so converted and cash as provided in Section 4(k) below in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless and until certificates formerly evidencing the converted shares of Series D Preferred Stock are either delivered to the Corporation or its transfer agent, as hereinafter provided, or the holder thereof notifies the Corporation or such transfer agent that such certificates have been lost, stolen, or destroyed and executes and delivers an agreement to indemnify the Corporation from any loss incurred by it in connection therewith.

         (C) APPLICABLE CONVERSION RATE. The conversion rate in effect at any time (the "APPLICABLE CONVERSION RATE") shall equal the quotient obtained by DIVIDING (i) the sum of (A) $3.20 (subject to proportionate adjustment for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Series D Preferred Stock occurring after the date of filing of this Amended and Restated Certificate of Incorporation), PLUS (B) an amount equal to all accrued but unpaid dividends on a share of Series D Preferred Stock (assuming the holder of such shares being converted has elected to have such dividends converted to shares of Common Stock rather than receiving cash therefor), if any, BY (ii) the Applicable Conversion Value then in effect, calculated as hereinafter provided.

         (D) APPLICABLE CONVERSION VALUE. The Applicable Conversion Value in effect initially, and until first adjusted in accordance with Sections 4(e), 4(f) and/or 4(g) in this Part F, shall be $3.20.

         (E) ADJUSTMENTS FOR EXTRAORDINARY COMMON STOCK EVENTS. Upon the happening of an Extraordinary Common Stock Event (as defined in Section 4(n) in this Part F), automatically and without further action, and simultaneously with the happening of such Extraordinary Common Stock Event, the Applicable Conversion Value in effect immediately prior to such Extraordinary Common Stock Event shall be adjusted by multiplying such then effective Applicable Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding (excluding treasury stock) immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Applicable Conversion Value. The Applicable Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of each successive Extraordinary Common Stock Event or Events.

         (F)      ADJUSTMENTS FOR DILUTIVE ISSUES.

                  (i) Except as otherwise provided below in this Section 4(f)(i), and except with respect to an Extraordinary Common Stock Event, adjustments in respect of which are provided for in Section 4(e), if at any time while there are any shares of Series D Preferred Stock outstanding, the Company issues or is deemed to issue any additional shares of Common Stock at a Net Consideration Per Share (as hereinafter defined) less than the Applicable Conversion Value in respect of the Series D Preferred Stock in effect immediately prior to such issuance or deemed issuance, then and in each such case, such Applicable Conversion Value for the Series D Preferred Stock shall automatically and without further action be adjusted as follows:

                           (A) If such issuance and/or deemed issuance occurs on
or before the second anniversary of the date of filing of this Amended and Restated Certificate of Incorporation, then the Applicable Conversion Value for the Series D

Preferred Stock will be adjusted to equal the Net Consideration Per Share (as hereinafter defined) at which such additional shares of Common Stock were issued and/or deemed issued.

                           (B) If such issuance and/or deemed issuance occurs
after the second anniversary of the date of filing of this Amended and Restated Certificate of Incorporation, then the Applicable Conversion Value for the Series D Preferred Stock will be adjusted to equal the result of the following formula:


         New Applicable Conversion               (P1 x Q1) + (P2 x Q2)
         Value =                                 ---------------------
                                                       (Q1 + Q2)
         where:

P1 = the Applicable Conversion Value in effect immediately prior to such issuance or deemed issuance of additional shares of Common Stock;

Q1 = the aggregate number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of Series D Preferred Stock and the conversion, exchange and/or exercise of all outstanding warrants, options and other convertible securities, each to the extent then convertible, exchangeable and/or exercisable) immediately prior to such issuance or deemed issuance of additional shares of Common Stock;

P2 = the Net Consideration Per Share (as hereinafter defined) received by the Corporation for the shares of Common Stock issued and/or deemed issued in respect of such issuance of additional shares of Common Stock; and

Q2 = the number of shares of Common Stock issued and/or deemed issued in respect of such issuance of additional shares of Common Stock.

         The following shall not be deemed issuances of additional shares of Common Stock for the purposes of this Section 4(f): the Corporation's (A) issuance of shares of Common Stock upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (B) granting of stock options to directors, officers, employees, or consultants of the Corporation pursuant to the Corporation's 1996 Stock Option Plan or pursuant to any other employee benefit plan approved by the Board of Directors of the Corporation, and the issuance of shares of Common Stock upon exercise of any of the foregoing options, (c) issuance of Common Stock upon the exercise of the Warrants (as defined in the Series D Purchase Agreement (as defined in Section 6(e) in this Part F)), (d) issuance of up to 56,296 shares of Series C Preferred Stock upon the exercise of warrants issued to Silicon Valley Bank, (e) issuance of up to 425,532 shares of Series B Preferred Stock upon the exercise of the Amended and Restated Warrant, dated as of August 17, 1998, issued to SOFTBANK Ventures, Inc. (the "SOFTBANK WARRANT"), and (f) warrants to purchase Common Stock issued to commercial institutional senior lenders solely in connection with the establishment of a working capital line of credit

(and the issuance of Common Stock upon exercise thereof) in an amount not to exceed 200,000 shares.

         For purposes of this Section 4(f), if a part or all of the consideration received by the Corporation in connection with the issuance or deemed issuance of shares of Common Stock or the issuance or deemed issuance of any of the securities described below in paragraph (ii) of this Section 4(f) consists of property other than cash, such consideration shall be deemed to have the same value as is recorded on the books of the Corporation with respect to receipt of such property so long as such recorded value was determined reasonably and in good faith and with due care by the Board of Directors of the Corporation, and shall otherwise be deemed to have a value equal to its fair market value.

                  (ii) For purposes of this Section 4(f), the issuance of any Derivative Securities (as defined in Section 4(o)) shall be deemed an issuance of shares of Common Stock with respect to Section 4(f)(i)(A) and with respect to
Section 4(f)(i)(B) if the Net Consideration Per Share (as defined in Section 4(f)(ii)(A) and 4(f)(ii)(B) in this Part F) that may be received by the Corporation for such Common Stock is less than the Applicable Conversion Value in effect immediately prior to the time of such issuance, and except as hereinafter provided, an adjustment in the Applicable Conversion Value shall be made upon each such issuance of Derivative Securities in the manner provided in
Section 4(f)(i)(A) and 4(f)(i)(B), as appropriate, as if such deemed Common Stock were issued for such Net Consideration Per Share. No adjustment of the Applicable Conversion Value shall be made under this Section 4(f) upon the issuance of any additional shares of Common Stock that are issued upon the exercise, conversion, or exchange of any Derivative Securities if any such adjustment was previously made upon the issuance of such Derivative Securities. Any adjustment of the Applicable Conversion Value with respect to this Section 4(f)(ii) shall be disregarded if, as, and to the extent that the Derivative Securities that gave rise to such adjustment expire or are canceled without having been exercised, so that the Applicable Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Conversion Value that otherwise would have been in effect immediately prior to the time of the issuance of the expired or canceled Derivative Securities, with such additional adjustments as subsequently would have been made to that Applicable Conversion Value had the expired or canceled Derivative Securities not been issued. In the event that the terms of any Derivative Securities previously issued by the Corporation are changed (whether by their terms or for any other reason, including without limitation, as a result of the effects of any anti-dilution adjustments contained therein) so as to lower the Net Consideration Per Share payable with respect thereto (whether or not the issuance of such Derivative Securities originally gave rise to an adjustment of the Applicable Conversion Value), the Applicable Conversion Value shall be recomputed as of the date of such change, so that the Applicable Conversion Value effective immediately upon such change shall be equal to the Applicable Conversion Value in effect at the time of the issuance of the Derivative Securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as subsequently would have been made to that Applicable Conversion Value had the Derivative Securities been issued on such changed terms. For purposes of this
Section 4(f)(ii), the Net Consideration Per Share that may be received by the Corporation shall be determined as follows:

                           (A) "NET CONSIDERATION PER SHARE" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Derivative Securities, plus the minimum amount of additional consideration, if any, payable to the Corporation upon exercise, conversion, and/or exchange thereof for shares of Common Stock, divided by the maximum number of shares of Common Stock that would be issued if all such Derivative Securities were exercised or converted at such Net Consideration Per Share.



                           (B) The Net Consideration Per Share that may be received by the Corporation shall be determined in each instance as of the date of issuance of Derivative Securities without giving effect to any possible future price adjustments or rate adjustments that may be applicable with respect to such Derivative Securities and which are contingent upon future events; PROVIDED, that in the case of an adjustment to be made as a result of a change in terms of such Derivative Securities, including such changes as may result from the effects of any anti-dilution adjustments contained therein, the Net Consideration Per Share shall be determined as of the date of such change.

         (g)      ADJUSTMENTS FOR PERFORMANCE MILESTONES.

                  (i) END OF SEVEN FISCAL QUARTERS. If, on or as of the end of the seven (7) fiscal quarters of the Corporation ending December 31, 1999, the Corporation's (a) total cumulative revenues ("TOTAL REVENUES") are less than $54,000,000 and/or (b) total cumulative product revenues (which, for this purpose, shall be deemed to mean only those revenues derived from sales by the Corporation of non-customized products (as distinct from services) as to which the Corporation is not a reseller and which the buyer has not purchased for inventory) ("TOTAL PRODUCT REVENUES") are less than $20,500,000 and/or (c) total cumulative EBIT (as defined below) is less than $4,500,000, then the Applicable Conversion Value that would otherwise be in effect with respect to the Series D Preferred Stock shall automatically and without further action be adjusted to a per share amount that shall be equal to the quotient obtained by DIVIDING (i) the applicable Assumed Corporation Value (as determined below) BY (ii) 14,085,848 (i.e., the total number of shares of Common Stock outstanding (on a fully-diluted basis) as of the date of issuance of the Series D Preferred Stock pursuant to the Series D Purchase Agreement immediately prior to the issuance of the shares of Series D Preferred Stock (it being understood that if the quotient obtained pursuant to the preceding formula is greater than the Applicable Conversion Value in effect immediately prior to such adjustment, then no such adjustment shall be made pursuant to this paragraph 4(g)), which number shall automatically and without further action be reduced to 13,525,100 upon the termination or expiration of the SOFTBANK Warrant by its terms and provided that the holder thereof has not exercised any portion of such SOFTBANK Warrant.

                  The "ASSUMED CORPORATION VALUE" shall be equal to the weighted average of the Pre-Money Values set forth in the far left-hand column of the table below that correspond to each of the Total Revenues, Total Product Revenues and EBIT as set forth on the table below, with the Pre-Money Value that corresponds to Total Revenues being weighted at 50% and the Pre-Money Values that correspond to each of Total Product Revenues and EBIT being weighted each at 25%. Notwithstanding the foregoing or anything to the contrary contained herein, the Assumed Corporation Value shall be not less than $17,000,000 and not greater than $43,000,000.

                  Each of the values in the table below are deemed to be further subdivided into increments as follows (in order to determine the corresponding figures in the table below), such that: (a) each incremental one dollar ($1) of Total Revenues shall equal an incremental one dollar ($1) of Pre-Money Value,
(b) each incremental one dollar ($1) of Total Product Revenues shall equal an incremental two dollars ($2) of Pre-Money Value, and (c) each incremental one dollar ($1) of EBIT shall equal an incremental ten dollars ($10) of Pre-Money Value. For examples, (1) $41,347,628 in Total Revenues shall correspond to a $30,347,628 Pre-Money Value, (2) $11,928,413 Total Product Revenues shall correspond to a $25,856,826 Pre-Money Value and (3) $3,869,470 in EBIT shall correspond to a $36,694,700 Pre-Money Value.

                  In comparing the Corporation's actual Total Revenues, actual Total Product Revenues and actual EBIT to the figures in the table below, a simple-rounding method to the nearest dollar shall be used in order to determine the Total Revenues, Total Product Revenues and EBIT.

                               TABLE TO DETERMINE

                            ASSUMED CORPORATION VALUE

                           ($ IN 000'S AND SUBJECT TO

                    FURTHER SUB-DIVISION AS DESCRIBED ABOVE)


       PRE-MONEY VALUE                TOTAL REVENUES               TOTAL PRODUCT REVENUES                 EBIT

     (shown in $1,000,000          (shown in $1,000,000              (shown in $100,000            (shown in $100,000
       increments only)              increments only)                 increments only)              increments only)

                                  -less than                       -less than                     -less than
           $17,000                 or equal to- $28,000             or equal to- $7,500            or equal to- $1,900

           $18,000                              $29,000                          $8,000                         $2,000

           $19,000                              $30,000                          $8,500                         $2,100


       PRE-MONEY VALUE                TOTAL REVENUES               TOTAL PRODUCT REVENUES                 EBIT

     (shown in $1,000,000          (shown in $1,000,000              (shown in $100,000            (shown in $100,000
       increments only)              increments only)                 increments only)              increments only)

           $20,000                        $31,000                         $ 9,000                        $2,200
           $21,000                        $32,000                         $ 9,500                        $2,300
           $22,000                        $33,000                         $10,000                        $2,400
           $23,000                        $34,000                         $10,500                        $2,500
           $24,000                        $35,000                         $11,000                        $2,600
           $25,000                        $36,000                         $11,500                        $2,700
           $26,000                        $37,000                         $12,000                        $2,800
           $27,000                        $38,000                         $12,500                        $2,900
           $28,000                        $39,000                         $13,000                        $3,000
           $29,000                        $40,000                         $13,500                        $3,100
           $30,000                        $41,000                         $14,000                        $3,200
           $31,000                        $42,000                         $14,500                        $3,300
           $32,000                        $43,000                         $15,000                        $3,400
           $33,000                        $44,000                         $15,500                        $3,500
           $34,000                        $45,000                         $16,000                        $3,600
           $35,000                        $46,000                         $16,500                        $3,700
           $36,000                        $47,000                         $17,000                        $3,800
           $37,000                        $48,000                         $17,500                        $3,900
           $38,000                        $49,000                         $18,000                        $4,000
           $39,000                        $50,000                         $18,500                        $4,100
           $40,000                        $51,000                         $19,000                        $4,200
           $41,000                        $52,000                         $19,500                        $4,300
           $42,000                        $53,000                         $20,000                        $4,400
           $43,000          -greater than                    -greater than                  -greater than
                             or equal to- $54,000            or equal to- $20,500           or equal to- $4,500



         Thus, for example, if as of December 31, 1999, the Corporation has $47,894,322.38 in actual Total Revenues, $14,025,417.85 in actual Total Product Revenues and $3,198,439.23 in actual EBIT, then (using simple rounding to the nearest dollar) the corresponding figures from the table above are $47,894,322 in Total

Revenues, $14,025,418 in Total Product Revenues and $3,198,439 in EBIT. The calculation for the Assumed Corporation Value would be as follows:

                            EXAMPLE OF CALCULATION OF

                            ASSUMED CORPORATION VALUE


                                              ACTUAL               CORRESPONDING                            ASSUMED
                                              ROUNDED                PRE-MONEY                            CORPORATION
                                              RESULTS                  VALUE              WEIGHT             VALUE

            TOTAL REVENUES                  $47,894,322             $36,894,322            50%            $18,447,161
        TOTAL PRODUCT REVENUES              $14,025,418             $30,050,836            25%            $ 7,512,709
                 EBIT                       $ 3,198,439             $29,984,390            25%            $ 7,496,098
                                  TOTAL ASSUMED CORPORATION VALUE                                         $33,455,968


                  (ii) PRIOR TO END OF SEVEN FISCAL QUARTERS. In the event of any public or private offering or other issuance of the Corporation's Common Stock or Derivative Securities, the sale of the Corporation (whether by merger, consolidation, sale of all or substantially all of the Corporation's assets or sale of a majority of the outstanding voting capital stock, whether newly issued, from treasury or issued and outstanding, or any combination thereof) or a liquidation, dissolution or winding-up of the affairs of the Corporation at any time prior to December 31, 1999, then the Applicable Conversion Value that would otherwise be in effect with respect to the Series D Preferred Stock shall be adjusted to a per share amount that shall be equal to the quotient obtained by dividing (i) the applicable Assumed Adjusted Corporation Value (as determined below) by (ii) 14,085,848, which number shall automatically and without further action be reduced to 13,525,100 upon the termination or expiration of the SOFTBANK Warrant by its terms and provided that the holder thereof has not exercised any portion of such SOFTBANK Warrant.

                  The "ASSUMED ADJUSTED CORPORATION VALUE" shall be determined as follows: (i) first, the Corporation's actual Total Revenues, actual Total Product Revenues and actual EBIT for the fiscal quarters completed prior to such offering or other issuance, sale or liquidation, dissolution or winding-up, shall be compared against the applicable cumulative quarterly projections for Total Revenues, Total Product Revenues and EBIT set forth in the table below and expressed as a percentage (e.g., if on December 1, 1998 the Corporation is sold and, at that time, actual Total Revenues equal $8,000,000, then $8,000,000 compared against $6,400,000 (the applicable cumulative quarterly projection) expressed as a percentage equals 125%); (ii) second, the percentage as determined pursuant to the foregoing clause (i) for each of Total Revenues, Total Product Revenues and EBIT shall be applied to the "baseline" valuation as set forth in the second table below (e.g., with respect to Total Revenues, 125% of $41,000,000 (the "baseline" for Total Revenue) equals $51,250,000

(each, an "ADJUSTED BASELINE RESULT")); and (iii) third, the Adjusted Baseline Results for each of Total Revenues, Total Product Revenues and EBIT shall be used to calculate the Assumed Adjusted Corporation Value in accordance with the second, third and fourth paragraphs and table of Section 4(g)(i)above.

                                                     TABLE OF

                                         CUMULATIVE QUARTERLY PROJECTIONS


                       Fiscal Year 1998 ($)                                          Fiscal Year 1999 ($)
                              Q2            Q3             Q4            Q1            Q2            Q3            Q4
Total Revenues               2,454,000     6,400,000     11,361,000    17,371,000    24,041,000    32,151,000   41,361,000
Product Revenues               658,000     1,823,000      3,168,000     5,678,000     8,448,000    12,058,000   15,968,000
EBIT                       (1,181,800)   (2,166,750)    (2,125,850)   (1,135,850)        89,150     1,634,150    3,554,150
R&D Expense                    508,000     1,197,000      2,089,200     3,141,200     4,275,200     5,647,200    7,189,200



                                               "BASELINE" COMPARISON

                                                       TABLE


                                                                      TOTAL PRODUCT
       PRE-MONEY VALUE                 TOTAL REVENUE                     REVENUE                        EBIT
         $30,000,000                    $41,000,000                    $14,000,000                   $3,200,000



                  Notwithstanding anything contained herein to the contrary, in no event shall the Assumed Adjusted Corporation Value be greater than $30,000,000 unless, and only to the extent that, after any adjustment required by this Section 4(g)(ii), (A) in the event of a sale of the Corporation, the proceeds actually received (net of any escrows or other holdbacks) by the holders of the Series D Preferred Stock in respect of shares of Series D Preferred Stock in connection with such sale or liquidation, dissolution or winding-up equals or exceeds three (3) times the original purchase price per share of Series D Preferred Stock (subject to adjustment for stock splits, stock dividends, stock combinations, capital reorganizations, reclassifications and other similar events), or (B) in the event of a public or private offering or other issuance, the price per share to the purchasers in such offering in connection with such offering equals or exceeds three (3) times the original purchase price per share of Series D Preferred Stock (subject to adjustment for stock splits, stock dividends, stock combinations, capital reorganizations, reclassifications and other similar events).

                  (iii) "EBIT" shall mean, for the relevant period, the net income (or loss) of the Corporation, after excluding all extraordinary items of income or loss from the calculation thereof plus, to the extent deducted in the computation thereof, the sum of (i) interest expense AND (ii) taxes for such period, LESS amounts budgeted for research and development as set forth in the Table of Cumulative Quarterly

Projections above that have not been expensed in research and development during the seven fiscal quarters ending December 31, 1999, PLUS the amounts paid to Bain & Company for consulting services rendered to the Corporation, if any, up to $100,000.

         (H) ADJUSTMENTS FOR RECLASSIFICATIONS. If the Common Stock issuable upon the conversion of Series D Preferred Stock shall be changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than an Extraordinary Common Stock Event or a reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, or other change by holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock would have been convertible immediately prior to such reclassification, or change, all subject to further adjustment as provided herein.

         (I) ADJUSTMENTS FOR REORGANIZATIONS. Except as provided in the following paragraph, in the event that there shall be a capital reorganization of Common Stock (other than a subdivision, combination of shares, reclassification, or exchange of shares provided for elsewhere in this Section
4) or a merger or consolidation of the Corporation with or into another company, or the sale of all or substantially all of the Corporation's assets or sale of more than 50% of the voting capital stock of the Corporation (whether issued and outstanding, newly issued or from treasury, or any combination thereof) to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation, or sale, lawful and adequate provision shall be made so that if the Corporation is not in economic effect the surviving company, each share of Series D Preferred Stock shall be converted into a share of capital stock of the surviving company having equivalent preferences, rights, and privileges, except that in lieu of being able to convert into shares of Common Stock of the Corporation or the successor company, the holders of shares of Series D Preferred Stock (including any such capital stock issued upon conversion of Series D Preferred Stock) shall thereafter be entitled to receive upon conversion of such Series D Preferred Stock (including any such capital stock issued upon conversion of Series D Preferred Stock) the number of shares of stock or other securities or property of the Corporation or of the successor company resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series D Preferred Stock immediately prior to the capital reorganization, merger, consolidation, or sale would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of Series D Preferred Stock (including any such capital stock issued upon conversion of Series D Preferred Stock) after the reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4 (including without limitation provisions for adjustment of the Applicable Conversion Value and the number of shares issuable upon conversion of Series D Preferred Stock or such capital stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities, or assets to be deliverable thereafter upon the conversion of such Series D Preferred Stock or such capital stock.

         Upon the occurrence of a capital reorganization, merger, or consolidation of the Corporation or the sale of all or substantially all its assets or sale or other disposition of more than 50% of the voting capital stock of the Corporation (whether issued and outstanding, newly issued or from treasury, or any combination thereof), as such events are more fully set forth in the first paragraph of this Section 4(i), holders of a majority of the outstanding shares of Series D Preferred Stock may elect treatment of their shares of Series D Preferred Stock under Section 2(b) in this Part F, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than 10 days before the effective date of such event, PROVIDED, that any such notice shall be effective if given not later than 15 days after the date of the Corporation's notice, pursuant to Section 8, with respect to such event, and if the holders of the majority of the outstanding shares of Series D Preferred Stock shall elect treatment of their shares of Series D Preferred Stock under Section 2(b) in this Part F, then all holders of Series D Preferred Stock shall be bound by such election. If a majority of the holders of Series D Preferred Stock do not elect treatment of their shares under Section 2(b), then all holders of Series D Preferred Stock shall be deemed to have elected treatment under this Section 4(i) in lieu of treatment under Section 2(b).

         (J) CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment or readjustment of the Applicable Conversion Rate, the Corporation will promptly furnish each holder of Series D Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

         (K) FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series D Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of shares of Series D Preferred Stock, the Corporation shall pay to the holder of the shares of Series D Preferred Stock that were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a manner reasonably prescribed by the Board of Directors) at the close of business on the Conversion Date.

         (L) PARTIAL CONVERSION. In the event some but not all of the shares of Series D Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series D Preferred Stock that were not converted.

         (M) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of shares of Series D Preferred Stock and exercise of the Warrants (as defined in the Series D Purchase Agreement (as defined in Section 6(e)), such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series D Preferred Stock and the exercise of all the Warrants, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series D Preferred Stock and the exercise of all the Warrants, then subject to the provisions of Section 6(a) in this Part F, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         (N) EXTRAORDINARY COMMON STOCK EVENT. As used herein, "EXTRAORDINARY COMMON STOCK EVENT" means (i) the issuance of additional shares of Common Stock or any Derivative Security as a dividend or other distribution on outstanding Common Stock or any Derivative Security, (ii) the subdivision of outstanding shares of Common Stock or any Derivative Security into a greater number of shares of Common Stock or any Derivative Security, or (iii) the combination of outstanding shares of Common Stock or any Derivative Security into a smaller number of shares of Common Stock or any Derivative Security.

         (O) DERIVATIVE SECURITIES. As used herein, "DERIVATIVE SECURITIES" means (i) all shares of stock and other securities that are convertible into or exchangeable for shares of Common Stock and (ii) all options, warrants, and other rights to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock.

         (P) FURTHER ADJUSTMENT PROVISIONS. In the event that, at any time as a result of an adjustment made pursuant to this Section 4, the holder of any shares of Series D Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Applicable Conversion Rate in respect of such other shares or securities so receivable upon conversion of shares of Series D Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Series D Preferred Stock contained in this Section 4, and the remaining provisions in this Part F with respect to Series D Preferred Stock shall apply on like or similar terms to any such other shares or securities.

         SECTION 5.        REDEMPTION.

         (A) REDEMPTION REQUEST. At any time after the fifth anniversary of closing of the purchase and sale of shares of Series D Preferred pursuant to the Series D Purchase Agreement, any holder of shares of Series D Preferred Stock may individually request redemption of all, but not less than all, of the shares of Series D Preferred Stock held by such holder and any affiliate of such holder by giving not less than sixty (60) days prior written notice (a "REDEMPTION NOTICE") to the Corporation specifying the number of shares to be redeemed from such holder. (The date upon which such notice is provided to the Corporation is referred to herein as a "REDEMPTION NOTICE DATE.") Upon receipt of a Redemption Notice, the Corporation shall send a copy of the Redemption Notice to each other holder of shares of Series D Preferred Stock, and each such other holder, by written notice to the Corporation given not later than 20 days after such holder's receipt thereof, may request redemption of all, but not less than all, of the shares of Series D Preferred Stock held by such holder. The Corporation shall redeem at the Redemption Price (as provided for in Section 5(c) below) all shares of Series D Preferred Stock that all such holders may have requested to be redeemed in three installments as follows: (i) one-third of all such shares shall be redeemed on the date fixed for redemption as set forth in the Redemption Notice, (ii) one-half of the balance of all such shares shall be redeemed twelve (12) months after the date fixed for redemption as set forth in the Redemption Notice and (iii) all the remaining shares shall be redeemed twenty-four (24) months after the Redemption Notice Date, (each of the foregoing, the applicable "REDEMPTION DATE"). Each holder of shares of Series D Preferred Stock who has given a Redemption Notice shall be bound to redeem such shares as described in this Section 5(a) and such Redemption Notice (except as otherwise set forth in the terms of the Series D Preferred Stock) and the Corporation shall also be bound to redeem such shares as described herein and therein. If at any time, any holders of any other series of Preferred Stock of the Corporation have elected to have any of their shares redeemed at the same time as any holder of shares of Series D Preferred Stock shall be entitled to redemption hereunder, the Corporation shall pay the applicable Redemption Price (as provided for in Section 5(c)) on the shares of Series D Preferred Stock being redeemed prior to any other payment on the Corporation's other classes of capital stock, including any other series of the Corporation's Preferred Stock or Common Stock.

         (B) CLASS VOTE OF SERIES D PREFERRED STOCK. In the case of any voluntary or involuntary bankruptcy of the Corporation, receivership, assignment for the benefit of creditors, liquidation, acceleration of any third party obligations, any payment default continuing for at least 120 days under the terms of any funded debt, or the use of proceeds of the issuance of the Series D Preferred Stock in a manner other than as described in the Series D Purchase Agreement (as defined in Section 6 below), the holders of not less than a majority of the outstanding shares of Series D Preferred Stock voting separately as a class may elect early redemption of all of the outstanding shares of Series D Preferred Stock by giving written notice thereof to the Corporation of such election. The Corporation shall redeem all outstanding shares of Series D Preferred Stock within sixty (60) days of such written notice to the Corporation at the Redemption Price set forth in Section 5(c).

         (C) REDEMPTION PRICE. (i) The redemption price per share of Series D Preferred Stock (the "REDEMPTION PRICE") shall be equal to the greater of (i) the Liquidation Value thereof plus any accrued and unpaid dividends thereon and
(ii) the then current fair market value per share, based on a valuation of the Company as finally determined in accordance with Sections 5(c)(ii)-(iv) below as of the applicable Redemption Date, plus all accrued and unpaid dividends thereon plus, on a per share basis, the amount of the Series D Special Payment and the Second Series D Special Payment.

                  (ii) Promptly upon receipt of a Redemption Notice, the Corporation and the holders of a majority of the shares of Series D Preferred Stock to be redeemed shall mutually agree on the valuation of the Corporation. In the event such an agreement cannot be reached within fifteen (15) days after delivery of a Redemption Notice, the Corporation shall retain a nationally recognized, reputable investment banking firm reasonably acceptable to the holders of at least a majority of the shares of Series D Preferred Stock to be redeemed on the Redemption Date, the cost of which shall be split evenly between the Corporation and the holders (PRO RATA in proportion to the relative numbers of shares to be redeemed from each of them). As promptly as is practicable, such investment banking firm shall deliver to the Corporation a written report as to the fair market value of the Corporation as a whole, on a going-concern basis, using customary and appropriate valuation methods, as of the date of the most recent audited financial statements of the Corporation (and not taking into account any discount for minority ownership or restrictions on transfer of the capital stock of the Corporation); PROVIDED, that if such date is more than six months prior to the Redemption Notice Date, then another audit as of the most recent practicable date shall be conducted and used for such purpose, and the out-of-pocket expenses of such audit shall be payable by the Corporation. Upon receipt of such report, the Corporation shall promptly send a copy thereof to each of the redeeming stockholders.

                  (iii) The valuation set forth in such report (the "FIRST VALUATION") shall be conclusive and binding on the Corporation and the redeeming stockholders unless within 14 days after receipt of such report, the holders of at least a majority of the shares to be redeemed on the Redemption Date notify the Corporation in writing that they disagree with such valuation. If such stockholders do so notify the Corporation, they shall promptly engage another nationally recognized, reputable investment banking firm, at the expense of the redeeming stockholders PRO RATA in proportion to the relative numbers of shares to be redeemed from each of them, to render another written report as to the fair market value of the Corporation (but without regard to any discount for minority ownership or restrictions on transfer of the capital stock of the Corporation) as of the appropriate valuation date, a copy of which shall be promptly delivered to the Corporation.

                  (iv) If the Corporation does not agree with the valuation of the Corporation set forth in the second investment banking firm's report (the "SECOND VALUATION"), then either (i) the Corporation and the holders of at least a majority of the shares of Series D Preferred Stock to be redeemed shall agree on the fair market value or (ii) in the absence of such agreement, the redemption price shall be the arithmetic average of the First Valuation and the Second Valuation, UNLESS, the difference between the First Valuation and Second Valuation is greater than an amount equal to 5% of the higher of the two valuations, in which case a third investment banking firm shall be appointed to render a written report as to fair market value (but without regard to any discount for minority ownership or restrictions on transfer of the capital stock of the Corporation), the cost of which shall be split between the Company and such holder equally, and the fair market value shall be equal to the average of the two (2) closest valuations, unless the third valuation is the arithmetic average of the First Valuation and the Second Valuation, in which case the fair market value shall be equal to the third valuation (but without regard to any discount for minority ownership or restrictions on transfer or the capital stock of the Corporation).

         (D) INSUFFICIENT FUNDS. If the Corporation on any Redemption Date does not have sufficient funds legally available to redeem the required installment of shares of Series D Preferred Stock for which redemption has been requested pursuant to Section 5(a) or 5(b) in this Part F, then it shall, prior to redeeming any other series or class of the Company's Preferred Stock or Common Stock, to the maximum lawful extent redeem such shares of Series D Preferred Stock on a PRO RATA basis among the redeeming stockholders in proportion to the number of shares requested by each of them to be redeemed, and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available.

         (E) MECHANICS OF REDEMPTION. Each holder of shares of Series D Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation at the Corporation's principal executive office, and thereupon the Corporation shall pay the portion of the Redemption Price for such shares to be paid as described in Section 5(a) or 5(b) in this Part F in immediately available funds, by wire transfer to an account designated by the holder of such shares or by certified or bank check payable to the order of such holder. Each stock certificate surrendered for redemption shall be canceled and retired. If the number of shares represented by any certificate surrendered in respect of any such redemption exceeds the number of shares to be redeemed from the holder thereof, the Corporation shall issue and deliver to the surrendering holder a new certificate representing the unredeemed balance of such shares.

         (F) RANKING. At no time shall the Corporation redeem shares of any other series of Preferred Stock of the Corporation or pay the applicable redemption price for or make any other payment on shares of any other series of Preferred Stock of the Corporation to holders of such other series of Preferred Stock so long as any shares of Series D Preferred Stock are outstanding and have not been redeemed.

         SECTION 6. NEGATIVE COVENANTS. So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not do nor shall it cause any of its subsidiaries, if any, to do any of the following nor alter, amend, modify or terminate any provision of this Section 6 without the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, in addition to the right of any other class or classes of capital stock to vote on such matters and any other vote required by law, and any attempt to do so will be wholly void:

         (a) Create or authorize the creation of, or authorize the issuance of, any additional class(es) or series or shares of capital stock, or any shares of any existing class(es) or series of capital stock, senior to, or on parity with, the Series D Preferred Stock as to any one or more of liquidation, dividends, redemption or registration rights ("SENIOR SHARES"), or junior to the Series D Preferred Stock, other than in connection with a Qualified Public Offering, create or authorize any obligation or security convertible into Senior Shares, or issue, grant or sell any options, warrants or other rights to acquire any shares of capital stock of the Corporation, other than (i) options granted under the Corporation's 1996 Stock Option Plan and options granted under any employee benefit plan approved by the Board of Directors of the Corporation, (ii) warrants to purchase up to 56,296 shares of Series C Preferred Stock of the Corporation issued to Silicon Valley Bank, (iii) the SOFTBANK Warrant and (iv) warrants to purchase Common Stock issued to commercial institutional senior lenders solely in connection with the establishment of a working capital line of credit up to an aggregate of 200,000 shares.

         (b) Amend the Corporation's Amended and Restated Certificate of Incorporation or the by-laws of the Corporation so as to adversely affect the rights and preferences of the Series D Preferred Stock (it being understood that the authorization and/or issuance of any shares of any series of stock or securities of the Corporation with preference or priority senior to the Series D Preferred Stock as to dividends, redemption or the distribution of assets on liquidation, dissolution or winding-up of the Corporation (as provided in Sections 1, 2 or 5 of the terms of the Series D Preferred Stock) shall be deemed to affect adversely the rights and preferences of the Series D Preferred Stock).

         (c) Make any substantial change in the character of its business, excluding changes in the Corporation's business plan with respect to the division between the Corporation's products and services.

         (d) Notwithstanding the borrowings of any amount under a working capital line of credit from a commercial lender, incur or become liable for indebtedness for borrowed money other than (i) purchase money indebtedness in an amount not in excess of $500,000 per single transaction or $1,000,000 in the aggregate during periods of losses, and two times trailing four quarters EBIT during periods of positive earnings (but no less than the amounts above for periods of losses in any calendar year) or (ii) any renewal, extension or refinancing of any indebtedness, in an amount not in excess of the amount of the indebtedness being renewed, extended or refinanced and on terms no less favorable to the Corporation than those of the indebtedness being renewed, extended or refinanced.

         (e) Become subject to any agreement that would restrict the Corporation's performance of its obligations under the terms of this Amended and Restated Certificate of Incorporation, the terms of the Series D Preferred Stock, its by-laws, the Series D Preferred Stock Purchase Agreement as entered into by the Purchasers of Series D Preferred Stock and the Corporation (the "SERIES D PURCHASE AGREEMENT") and the documents, instruments and agreements executed and delivered in connection therewith, including without limitation, the Warrants, the Stockholders Agreement and the Registration Rights Agreement (each as defined in the Series D Purchase Agreement).

         (f) Own, purchase or acquire any stock, obligations or securities of, or any interest in, or make any contribution to, any other person, entity or business, or own, purchase or acquire any property not used in the ordinary course of business, except that the Corporation and its subsidiaries, if any, may invest in certain investment grade securities as are specified in the Series D Purchase Agreement.

         (g) Declare or pay any dividends or make any distributions upon any of its shares of capital stock, or purchase, redeem or otherwise acquire any shares of the Corporation's capital stock or any securities convertible into the Corporation's Common Stock other than (i) in connection with the termination of any director, officer, employee, agent or consultant of the Corporation, the terms of which termination are approved by the Board of Directors of the Corporation, (ii) as permitted by an employee benefit plan approved by the Board of Directors of the Corporation, or (iii) as permitted or required by the terms of the Series D Preferred Stock described in this Amended and Restated Certificate of Incorporation.

         (h) Enter into any transaction in excess of $50,000 with any non-employee affiliates, except in the ordinary course of business and pursuant to the reasonable requirements of the Corporation's business and upon commercially reasonable terms at least as fair to the Corporation as could have been obtained on an arm's-length basis.

         (i) Merge or consolidate with any other corporation or sell all or substantially all of its assets or more than 50% of the voting capital stock of the Corporation or authorize or effect any reorganization, dissolution, liquidation or winding-up of the Corporation, unless (i) the consideration paid in connection with such transaction is either cash or non-restricted freely tradeable registered stock on either of the NASDAQ or NYSE and (ii) during the 18 months after Closing (as defined in the Series D Purchase Agreement), the consideration actually received (net of any escrows or other holdbacks) by the holders of the Series D Preferred Stock as a result of such transaction is at least equal to or in excess of three (3) times the purchase price of the Series D Preferred Stock (subject to adjustment in the event of any stock dividend, stock split, combination or division of shares, recapitalization, reclassification, merger, consolidation, reorganization, or the like), and, thereafter, the


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consideration actually received (net of any escrows or other holdbacks) by the holders of the Series D Preferred Stock as a result of such transaction is equal to or in excess of four (4) times the purchase price of the Series D Preferred Stock (subject to adjustment in the event of any stock dividend, stock split, combination or division of shares, recapitalization, reclassification, merger, consolidation, reorganization, or the like). For mergers or acquisitions with consideration paid in stock, the consideration will be valued at the lower of
(i) the trailing 30 day average price for such stock and (ii) the six month average price of the stock of the acquiring company.

         (j) Authorize or effect any reclassification of the Corporation's capital stock or any filing of any voluntary plan of reorganization under any bankruptcy, insolvency, or other laws affecting creditors' rights.

         (k)      Obligate itself to do any of the foregoing.

         In addition, so long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not do nor shall it cause any of its subsidiaries, if any, to do any of the following without the affirmative vote or written consent of the Board of Directors and any attempt to do so will be wholly void:

         (l) make any loan or advance except (x) for ordinary travel, entertainment and similar expenses, (y) pursuant to any employee stock option plan or stock purchase agreement or (z) advances to any employees not in excess of $50,000 in the aggregate or guaranty any indebtedness except for trade accounts of the Corporation or any subsidiary acting in the ordinary course of its business; or

         (m) amend, modify or waive any provision relating to non-competition or confidential or proprietary information contained in any agreement, document or instrument with or relating to any of its employees, officers, directors or other related parties, or fail to enforce any such provision or fail to avail itself of all rights and remedies thereunder.

         SECTION 7. NO REISSUANCE OF SHARES OF SERIES D PREFERRED STOCK. No share or shares of Series D Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares that the Corporation is authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

         SECTION 8. NOTICES OF RECORD DATES, ETC. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or
(ii) there occurs any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any proposed initial public offering of the Common Stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation or more than 50% of the voting


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capital stock of the Corporation (whether issued and outstanding, newly issued or from treasury or any combination thereof) to any other company, or any other entity or person, or any voluntary or involuntary dissolution, liquidation, or winding-up of the Corporation, the Corporation shall deliver to each holder of Series D Preferred Stock, in accordance with Section 11(a) in this Part F, at least 20 days prior to such record date or the proposed effective date of the transaction specified therein, as the case may be, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, recapitalization, initial public offering, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for or elect to receive cash, securities, and/or other property deliverable upon such reorganization, reclassification, recapitalization, initial public offering, transfer, consolidation, merger, dissolution, liquidation, or winding-up.

         SECTION 9. OTHER RIGHTS. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, the Series D Purchase Agreement, the Stockholder Agreement or the Registration Rights Agreement (as each of the latter two terms is defined in the Series D Purchase Agreement), shares of Series D Preferred Stock and shares of Common Stock shall be identical in all respects (each share of Series D Preferred Stock having equivalent rights to the number of shares of Common Stock into which it is then convertible pursuant to
Section 4(a) in this Part F), shall have the same powers, preferences, and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

         SECTION 10. RANKING. Series D Preferred Stock shall rank senior to all other series of Preferred Stock, including the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, and all Common Stock as to dividends, redemption and the distribution of assets on liquidation, dissolution, or winding-up of the Corporation (as provided in Section 2 in this Part F).

         SECTION 11. DEFINITION OF COMMON STOCK. For purposes of Section 4 in this Part F only, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of this Amended and Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or any distributions of earnings or assets of the Corporation, whether or not such capital stock is entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series D Preferred Stock shall


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include only shares designated as Common Stock of the Corporation on the date of filing of this Amended and Restated Certificate of Incorporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Sections 4(h) or (i) in this Part F.

         SECTION 12.       MISCELLANEOUS.

         (a) NOTICES. All notices, requests, payments, instructions or other documents to be given hereunder shall be delivered in accordance with Section
10.2 of the Series D Purchase Agreement.

         (b) TRANSFER TAXES, ETC. The Corporation shall pay any and all stock transfer, documentary stamp taxes, and the like that may be payable in respect of any issuance or delivery of shares of Series D Preferred Stock or shares of Common Stock or other securities issued in respect of shares of Series D Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series D Preferred Stock or Common Stock or other securities in a name other than that in which such shares were registered, or in respect of any payment to any person other than the registered holder thereof with respect to any such shares, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery, or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.



         (C) TRANSFER AGENTS. The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series D Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send written notice thereof to each holder of record of Series D Preferred Stock.

         FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

                  1.       Election of directors need not be by written ballot.

                  2. The Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

         SIXTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


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         SEVENTH. 1. ACTIONS, SUITS AND PROCEEDINGS OTHER THAN BY OR IN THE
RIGHT OF THE CORPORATION. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

         2. ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts


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paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

         3. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or NOLO CONTENDERE by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

         4. NOTIFICATION AND DEFENSE OF CLAIM. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the


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conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

         5. ADVANCE OF EXPENSES. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to
Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; PROVIDED, HOWEVER, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of the Indemnitee to make such repayment.

         6. PROCEDURE FOR INDEMNIFICATION. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, (d) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.


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         7. REMEDIES. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in
Section 6. Unless otherwise required by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         8. SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

         9. OTHER RIGHTS. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

         10. PARTIAL INDEMNIFICATION. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however,


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for the total amount thereof, the Corporation shall nevertheless indemnify the
Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

         11. INSURANCE. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

         12. MERGER OR CONSOLIDATION. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

         13. SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

         14. DEFINITIONS. Terms used herein and defined in Section 145(h) and
Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

         15. SUBSEQUENT LEGISLATION. If the General Corporation Law of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.



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         EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         EXECUTED at Boston, Massachusetts, on August 18, 1998




                                           /s/  Jeet Singh
                                        ----------------------------------------
                                        Jeet Singh

                                        President